Exhibit 5.1

LAW OFFICES

THOMPSON WELCH SOROKO & GILBERT LLP

450 PACIFIC AVENUE, SUITE 200

SAN FRANCISCO, CA 94133-4645

(415) 262-1200

FACSIMILE
(415) 262-1212

February 4, 2021

Board of Directors

OncoCyte Corporation

15 Cushing

Irvine, California 92618

Re:	Registration Statement on Form S-3 Pursuant to Rule 462(b)

Ladies/Gentlemen:

We have acted as counsel to OncoCyte Corporation (the “Company”), and we are providing you with the following opinion, in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to register the offer and sale of up to $1,500,000 of common stock, no par value, of the Company (the “Shares”) under the Securities Act. The Company previously registered the offering, issuance and sale of securities up to $100,000,000 under a Registration Statement on Form S-3 (File No. 333-231980), which was declared effective on June 18, 2019 (the “Related Registration Statement”). The Registration Statement is being filed to register an additional amount of common stock having a proposed maximum aggregate offering price representing not more than 20% of the maximum aggregate offering price of securities that remain available for issuance under the Related Registration Statement. The content of the Related Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference into the Registration Statement.

The Shares will be offered and sold pursuant to a prospectus dated June 18, 2019 (the “Prospectus”) and a prospectus supplement (the “Prospectus Supplement”).

For purposes of rendering the opinion expressed below we have made such investigation of law as we have deemed appropriate, and we have examined (a) the Articles of Incorporation, as amended, and Amended and Restated Bylaws of the Company, each as amended to date and as previously filed with the Securities and Exchange Commission, (b) the Prospectus, (c) the Prospectus Supplement, (d) a certificate from the office of the California Secretary State as to the good standing of the Company as a California corporation, and (e) such other documents as we deemed appropriate. As to questions of fact material to this opinion, we have relied upon certain representations of certain officers of the Company, including a certificate of an officer of the Company with respect to certain proceedings of the Board of Directors and a committee of the Board of Directors of the Company authorizing the offer and sale of the Shares.

February 4, 2021

We have further assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party, and (v) that the Shares will be sold at a price authorized by the Company’s Board of Directors or a duly authorized committee thereof. We have not verified any of these assumptions.

Our opinion set forth below is limited to the California Corporations Code and applicable provisions of the California Constitution and reported judicial decisions interpreting those laws. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws including but not limited to the Securities Act; (b) the laws of any other jurisdiction; or (c) the rules or regulations of any governmental agency or authority. Further, we render no opinion as to the completeness or correctness of the information contained in the Registration Statement, the Related Registration Statement, the Prospectus, the Prospectus Supplement, or any document incorporated by reference therein.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Thompson Welch Soroko & Gilbert LLP

Thompson Welch Soroko & Gilbert LLP